                                                                   Exhibit 10.17


    CONFIDENTIAL TREATMENT REQUESTED: CONFIDENTIAL PORTIONS OF THIS DOCUMENT
     HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

                                LICENSE AGREEMENT
                                -----------------


         This Agreement is made effective as of the 15th day of may, 1995, by and between Wisconsin Alumni Research Foundation (hereinafter called "WARF"), a nonstock, nonprofit Wisconsin corporation and Nomos Corporation (hereinafter called "Nomos"), a corporation organized and existing under the laws of Delaware;

         WHEREAS, WARF owns certain inventions that are described in the "Licensed Patents" defined below, and WARF is willing to grant a license to Nomos under any one or all of the Licensed Patents and Nomos desires a license under all of them;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

         Section 1.        Definitions.

         For the purpose of this Agreement, the Appendix A definitions shall apply.

         Section 2.        Grant.

                  A.       LICENSE.

                           (i)      MEDICAL IMAGING FIELD LICENSE.

         WARF hereby grants to Nomos: (1) a nonexclusive license, limited to the Medical Imaging Field and the Licensed Territory, under the Licensed Patents to make, use, offer to sell and sell Products; and (2) the right to grant nonexclusive sublicenses under such license to purchasers, lessees and/or users of Products of Nomos to use such Products purchased or leased from Nomos.

                           (ii)     ADD-ON DEVICE FIELD LICENSE.

         WARF hereby grants to Nomos: (1) an exclusive license, limited to the Add-on Device Field and the Licensed Territory, under the Licensed Patents to make, use, offer to sell and sell Products; and (2) the right to grant nonexclusive sublicenses under such license to purchasers, lessees and/or users of Products of Nomos to use such Products purchased or leased from Nomos. The license granted under Section 2A(ii)(1) shall automatically convert to a nonexclusive license three years after the date of this Agreement.

                  B.       LICENSE TO WARF.

         Licensee hereby grants WARF a nonexclusive, royalty-free, irrevocable, paid-up, worldwide license under the Nomos Patents to make, use and sell any product that employs or is in any way produced by the practice of an invention claimed in the Nomos Patents or that would otherwise constitute infringement of any claims of the Nomos Patents. WARF shall have the right to grant sublicenses to others with respect to such rights provided that WARF also has granted such sublicensee a license under the Licensed Patents.

         Section 3.        Consideration.

                  A.       LICENSE FEE.

         Nomos agrees to pay to WARF a license fee of $[* * *], with the first $ due by June 15, 1995 and the remaining $[* * *] due by August 31, 1995.

                  B.       COMPENSATION FOR PRIOR USAGE.

         Prior to the date of this Agreement, Nomos represents and warrants that it sold a total of nine (9) Products in the Add-On-Device Field which would require a royalty payment of $[* * *] in accordance with Section 3C if sold pursuant to the terms of this Agreement. In consideration for this prior usage, Nomos shall pay WARF this additional $[* * *] royalty amount, with the first $[*
* *] due by June 15, 1995 and the remaining $[* * *] due by August 31, 1995. Subject to the receipt of such payment, WARF hereby releases Nomos and its distributors and customers against any claims that WARF may have for use of the Licensed Patents with respect to the nine (9) Products in the Add-On-Device Field sold prior to the date of this Agreement. [* * *]

                  C.       ROYALTY.

                           (i)      In addition to the payments required by
Sections 3A and 3B, Nomos agrees to pay to WARF as "earned royalties" a royalty equal to $[* * *] for each Product Unit sold or leased by Nomos in the Add-On Device Field after the date of this Agreement. Such royalty rate shall be reduced by [* * *] for any Product Units sold or leased by Nomos after the date WARF grants a license to any other party under the Licensed Patents in the Add-On Device Field and the Licensed Territory (which shall not occur before three years after the date of this Agreement). In addition, Nomos shall pay WARF an additional royalty of $[* * *] for each Verification Product Unit leased or sold in the Add-On-Device Field. [* * *] Nomos agrees to keep the royalty rates, license fee, compensation for prior usage and other commercial terms of this Agreement confidential using reasonable procedures at least as stringent as those Nomos uses to keep its own sensitive information confidential.

                           (ii)     In addition to the payments required by
Sections 3A and 3B, Nomos agrees to pay to WARF as "earned royalties" a royalty equal to $[* * *] for each Product Unit sold or leased by Nomos outside of the Add-On-Device Field after the date of this Agreement.

                           (iii)    A Product Unit is deemed sold or leased and
a royalty is deemed earned under this Agreement as of the earlier of the date the Product Unit is actually sold and paid for, the date an invoice is sent by Nomos, the date a lessee takes possession of a Product

--------------------
* * * Confidential material redacted and filed separately with the Commission.

Unit, or the date a Product Unit is otherwise transferred to a third party for consideration (excluding transfers of Product Units to third parties solely for research purposes if Nomos does not receive any monetary consideration with respect to such transfer). If Nomos sells a Product Unit that is later returned by the customer with Nomos repaying the customer the full consideration paid therefor (excluding a restocking fee which may be retained by Nomos of up to $[* * *] per Product Unit returned), then no royalty shall be charged with respect to such Product Unit and, to the extent any royalty was previously paid to WARF with respect to such Product Unit, the royalty shall be credited against future royalties payable to WARF under this Agreement.

                           (iv)     WARF is exempt from paying income taxes
under U.S. law. Therefore, all payments due under this Agreement shall be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on WARF by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to WARF pursuant to this Agreement. All such taxes, assessments, or other charges shall be assumed by Nomos.

                  D.       MINIMUM ROYALTY.

         Nomos further agrees to pay to WARF a minimum royalty of $[* * *] per calendar year or part thereof during which this Agreement is in effect starting in calendar year 1996, against which any earned royalty paid for the same calendar year will be credited. The minimum royalty for a given year shall be due at the time payments are due for the calendar quarter ending on December 31. It is understood that the minimum royalties will apply on a calendar year basis, and that sales of Products requiring the payment of earned royalties made during a prior or subsequent calendar year shall have no effect on the annual minimum royalty due WARF for any given calendar year.

                  E.       ACCOUNTING; PAYMENTS.

                           (i)      Amounts owing to WARF under Section 3C shall
be paid on a quarterly basis, with such amounts due and received by WARF on or before the thirtieth day following the end of the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned. The balance of any amounts which remain unpaid more than thirty (30) days after they are due to WARF shall accrue interest until paid at the rate of the lesser of one percent (1%) per month or the maximum amount allowed under applicable law. However, in no event shall this interest provision be construed as a grant of permission for any payment delays.

                           (ii)     Except as otherwise directed, all amounts
owing to WARF under this Agreement shall be paid in U.S. dollars to WARF at the address provided in Section 16(a). All royalties owing with respect to Selling Prices stated in currencies other than U.S. dollars

----------------------
* * * Confidential material redacted and filed separately with the Commission.

shall be converted at the rate shown in the Federal Reserve Noon Valuation - Value of Foreign Currencies on the day preceding the payment.

                           (iii)    A full accounting showing how any amounts
owing to WARF under Section 3C have been calculated shall be submitted to WARF on the date of each such payment. Such accounting shall be on a per-country and model or tradename basis and shall be summarized on the form shown in Appendix C of this Agreement. Such accounting shall also describe any returned Product Units for which Nomos is requesting a credit and the amount of the restocking fee retained by Nomos with respect to such Product Unit. In the event no payment is owed to WARF, a statement setting forth that fact shall be supplied to WARF.

         Section 4.        Warranties.

                  A.       CERTAIN WARRANTIES OF WARF.

                           (i)      WARF warrants that except as otherwise
provided under Section 14 of this Agreement with respect to U.S. Government interests, it is the owner of the Licensed Patents and has the right to enter into this Agreement. However, nothing in this Agreement shall be construed as:

                                    (1)     a warranty or representation by
WARF as to the validity or scope of any of Licensed Patents;

                                    (2)     a warranty or representation that
anything made, used, sold or otherwise disposed of under the license granted in this Agreement will or will not infringe patents of third parties;

                                    (3)     except as otherwise expressly
provided in Section 10, an obligation to bring or prosecute actions or suits against third parties for infringement of Licensed Patents;

                                    (4)     an obligation to furnish any
know-how not provided in Licensed Patents; or

                                    (5)     a warranty or representation by
WARF that it will not grant licenses to others to make, use or sell products not covered by the claims of the Licensed Patents which may be similar and/or compete with Products made or sold by Nomos.

                           (ii)     WARF MAKES NO REPRESENTATIONS, EXTENDS NO
WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO
RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY NOMOS OR ITS VENDEES OR OTHER TRANSFEREES OF PRODUCTS INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT.

                  B.       CERTAIN WARRANTIES AND RESPONSIBILITIES OF NOMOS.

                  Nomos warrants that it has, or will obtain, the expertise necessary to independently evaluate the inventions of the Licensed Patents. All development activities and strategies and all aspects of Products design and decisions to market and the like are entirely at the discretion of Nomos, and Nomos shall rely entirely on its own expertise with respect thereto.

         Section 5.        RECORDKEEPING.

                  A. Nomos shall keep books and records sufficient to verify the accuracy and completeness of Nomos's accounting referred to above. Such books and records shall be preserved for a period not less than six years after they are created during and after the term of this Agreement.

                  B. Nomos shall take all steps necessary so that WARF may within thirty days of its request review and copy all the books and records at a single U.S. location to verify the accuracy of Nomos's accounting. Such review may be performed by any licensing or accounting employee of WARF as well as by any attorney or registered CPA designated by WARF, upon reasonable notice and during regular business hours.

                  C. If a royalty payment deficiency is determined, Nomos shall pay the royalty deficiency outstanding within thirty (30) days of receiving written notice thereof, plus interest on outstanding amounts as described in
Section 3E(i).

                  D. If a royalty payment deficiency for a calendar year exceeds five percent (51) of the royalties paid for that year, then Nomos shall be responsible for paying WARF's out-of-pocket expenses incurred with respect to such review.

         Section 6.        TERM; TERMINATION.

                  A. The term of this license shall begin on the effective date of this Agreement and continue until the earlier of the date that no Licensed Patent remains an enforceable patent or the payment of earned royalties under
Section 3C, once begun, ceases for more than four (4) calendar quarters.

                  B. Nomos may terminate this Agreement at any time by giving at least ninety days' written and unambiguous notice of such termination to WARF. Such a notice shall be accompanied by a statement of the reasons for termination.

                  C. If Nomos at any time defaults in the timely payment of any monies due to WARF or commits any breach of any other covenant herein contained, and Nomos fails to remedy any such breach or default within ninety days after written notice thereof by WARF, WARF may, at its option, terminate this Agreement by giving notice of termination to Nomos.

                  D. Upon the termination of this Agreement, Nomos shall remain obligated to provide an accounting for and to pay royalties earned up to the date of the termination and any minimum royalties shall be prorated as of the date of termination by the number of days elapsed in the applicable calendar year. The provisions of Sections 2B and 8 of this Agreement, and Sections 2A(i)(2) and 2A(ii)(2) to the extent all applicable royalties have been paid by Nomos with respect to the Products used pursuant to such sections, shall survive the termination of this Agreement.

         Section 7         ASSIGNABILITY.

         This Agreement may not be transferred or assigned by Nomos except with the prior written consent of WARF, which consent shall not be unreasonably withheld. If WARF consents to a transfer or assignment, the royalty rate for Products leased or sold in the Add-On-Device Field shall be increased to $[* * *] per Product Unit (plus $[* * *] for Verification Product Units) and the [* * *] royalty reduction specified in Section 3C shall thereafter be void.

         Section 8.        ASSIGNMENT OF CERTAIN CLAIMS.

         In consideration for the license grants make herein, Nomos hereby agrees to assign and transfer to WARF complete title and right to any patent claims which would, if allowed, result in the declaration of an interference with any claim issued or pending now, or any claim pending or issued in the future, contained in any Licensed Patent. Should Nomos become aware of any potentially interfering claim or claims, or any right to prosecute an interfering claim or claims, then Nomos shall inform WARF of such claims or rights to claims, after which such claim or claims shall, under the provisions of this paragraph, become the property of WARF. Nomos shall also freely supply to WARF any and all information and copies of records reasonably requested by WARF or its counsel, which information or records are necessary and relevant to a determination of the dates of invention by any named inventors in any Nomos patent application. Nomos and WARF shall confer regarding such information or records and their respective opinions as to dates of invention by the respective inventors. If WARF should determine, after due investigation and due consideration of Nomos's information and opinions, that one or more Nomos inventors can establish earlier dates of invention than previously named inventors who have assigned to WARF, then WARF shall take such action as appropriate to prosecute its patent rights and/or to correct its patents so as to name such a Nomos inventor as an inventor on a WARF patent or patent application. Nomos agrees to execute, and to require any inventors named on its patent applications to execute, any declarations of fact or documents of title necessary to accomplish the objectives of this paragraph.

         Section 9.        CONTEST OF VALIDITY.

         In the event Nomos contests the validity of any Licensed Patent, Nomos shall continue to pay royalties with respect to that patent as if such contest were not underway until the patent is adjudicated invalid or unenforceable by a court of last resort.

         Section 10.       ENFORCEMENT.


--------------------

* * * Confidential material redacted and filed separately with the Commission.

                  A. WARF intends to protect Licensed Patents against infringers or otherwise act to eliminate infringement, when, in WARF's sole judgment, such action may be reasonably necessary, proper, and justified, and any enforcement proceedings shall be under WARF's sole control. In the event that Nomos believes there is infringement of any Licensed Patent under this Agreement which is to Nomos's substantial detriment, Nomos shall provide WARF with notification and reasonable evidence of such infringement.

                  B. If, during the period that the license granted in Section 2A(ii) remains exclusive, the infringement of a Licensed Patent in the United States is to Nomos's substantial detriment for a Product licensed to Nomos in the Add-On-Device Field hereunder and such infringement has continued for six months after Nomos has provided WARF with:

                           (i) a written request that WARF take action to abate or terminate such infringement,

                           (ii)     reasonable evidence of the infringement, and

                           (iii) a clear opinion, by an outside patent counsel acceptable to WARF, that is addressed to WARF and that unconditionally states that the complained of activity is an infringement and that enforcement of the Licensed Patent will not constitute patent misuse or abuse, then WARF shall notify Nomos that WARF will, at its sole option, either:

                           (i) bring an infringement action in WARF's own name, in which case WARF shall be responsible for all expenses incurred with respect thereto (including attorneys fees) and WARF shall be entitled to any damages recovered therein;

                           (ii) bring an infringement action jointly with Nomos, in which case Nomos and WARF shall be each be responsible for paying fifty percent (50%) of the expenses incurred with respect thereto (including attorneys fees), Nomos and WARF shall each be entitled to a share of fifty percent (50%) of the aggregate damages recovered therein, and WARF shall control the prosecution of such action (provided Nomos shall have the right to consult with WARF regarding major decisions arising in the action and WARF shall give due consideration to Nomos's opinions with respect thereto); or

                           (iii) permit Nomos to bring an infringement action, in which case Nomos shall have right to file a lawsuit to seek to stop such activity at its own expense and be entitled to any damages covered therein (with royalties payable to WARF under Section 3C based on the number of Product Units sold or leased by the infringer for which Nomos obtained damages); provided that during such litigation Nomos shall act in good faith to preserve WARF's right, title and interest in and to the Licensed Patent, shall keep WARF advised as to the status of the litigation and shall not enter into a settlement of such litigation without first allowing WARF the option of either approving the settlement or of continuing the litigation at WARF's expense for WARF's benefit (upon payment to Nomos of its out-of-pocket costs and expenses, including attorneys fees, incurred in the litigation).

If WARF has elected to bring an infringement action in WARF's own name pursuant to clause (i) above, Nomos may elect to require such that action be brought jointly with Nomos as provided in clause (ii) by notifying WARF of Nomos's election in writing within thirty (30) days after receiving notice from WARF of WARF's election. Nothing herein shall permit or allow Nomos to commence any action for infringement of the Licensed Patent for any activity allowed under a settlement arrangement entered into by WARF in good faith with a third party infringer.

         Section 11.       PATENT MARKING.

         Nomos shall insure that it applies patent markings that meet all requirements of U.S. law, 35 U.S.C. 287, with respect to all Products subject to this Agreement. An example of an acceptable label is "Covered by one or more of the following patents: [list all applicable patent numbers]."

         Section 12.       PRODUCT LIABILITY; CONDUCT OF BUSINESS.

                  A. Nomos shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold WARF and the inventors of the Licensed Patents harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims) resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Products arising from any right or obligation of Nomos hereunder. Notwithstanding the above, WARF at all times reserves the right to retain counsel of its own, at WARF's expense, to defend WARF's interests.

                  B. Nomos warrants that it now maintains and will continue to maintain liability insurance coverage appropriate to the risk involved in marketing the products subject to this Agreement and that such insurance coverage lists WARF and the inventors of the Licensed Patents as additional insureds. Within ninety (90) days after the execution of this Agreement and thereafter annually between January 1 and January 31 of each year, Nomos will present evidence to WARF that the coverage is being maintained with WARF and its inventors listed as additional insureds. In addition, Nomos shall provide WARF with at least 30 days prior written notice of any change in or cancellation of the insurance coverage.

                  C. If WARF grants any third party a sublicense under the Nomos Patents, and WARF's agreement with such third party requires the third party to indemnify, defend, or obtain insurance protecting WARF from claims relating to the patents licensed under such agreement, then such agreement shall also require the third party to indemnify, defend and obtain insurance protecting Nomos and Mark Carol to the same extent that such party has agreed to indemnify, defend and obtain insurance protecting WARF. However, WARF shall not be responsible for the actions or obligations of any such third party, WARF shall not be obligated to monitor or enforce such obligations in the agreement, and WARF shall have no obligation to indemnify, defend or obtain insurance protecting Nomos or Mark Carol or any other party from any actions or claims whatsoever.

                  D. If WARF grants any third party a license under any WARF-owned patents in which Mark Carol is a named inventor, and WARF's agreement with such third party requires the third party to indemnify, defend, or obtain insurance protecting WARF's inventors from claims relating to the patents licensed under such agreement, then such agreement shall also require the third party to indemnify, defend and obtain insurance protecting Mark Carol to the same extent that such party has agreed to indemnify, defend and obtain insurance protecting WARF's inventors. However, WARF shall not be responsible for the actions or obligations of any such third party, WARF shall not be obligated to monitor or enforce such obligations in the agreement, and WARF shall have no obligation to indemnify, defend or obtain insurance protecting Mark Carol or any other party from any actions or claims whatsoever.

         Section 13.       USE OF NAMES.

         Except as required under Section 11, Nomos shall not use WARF's name, the name of any inventor of inventions governed by this Agreement, or the name of the University of Wisconsin in sales promotion, advertising, or any other form of publicity without the prior written approval of the entity or person whose name is being used.

         Section 14.       UNITED STATES GOVERNMENT INTERESTS.

         It is understood that if the United States Government (through any of its agencies or otherwise) has funded research, during the course of or under which any of the inventions of the Licensed Patents were conceived or made, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. ss. 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations, to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the invention of such Licensed Patents for governmental purposes. Any license granted to Nomos in this Agreement shall be subject to such right.

         Section 15.       MISCELLANEOUS.

         This Agreement shall be construed in accordance with the internal laws of the State of Wisconsin. If any provisions of this Agreement are or shall come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions shall be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement shall remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations. The parties hereto are independent contractors and not joint venturers or partners.

         Section 16.       NOTICES.

         Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by facsimile, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.

                   (a)     Wisconsin Alumni Research Foundation
                           Attn: Managing Director
                           614 Walnut Street
                           Madison, Wisconsin 53705

                   (b)     Nomos Corporation
                           Attn: President
                           2591 Wexford Bayne Road
                           Suite 400
                           Sewickley, PA 15143

         Section 17        INTEGRATION.

         This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this Section 17, made prior to or at the signing hereof, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgement, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

         Section 18        AUTHORITY.

         The persons signing on behalf of WARF and Nomos hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

WISCONSIN ALUMNI RESEARCH FOUNDATION


By: /s/ Richard H. Leazer
   ------------------------------------
   Richard H. Leazer, Managing Director        Date:  June 19, 1995
                                                    ---------------


NOMOS CORPORATION


By: /s/ Mark Carol                             Date:  6/5, 1995
    -----------------------------------             ---------------
    Mark Carol, M.D. President

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Reviewed by WARF's Attorney:                Reviewed by Nomos's Attorney:


/s/ [Illegible]                             /s/ Ben D. Tobor
---------------------------------------    ------------------------------------

                        June 1, 1995                              6/9,95
                      --------------------                 --------------------


(Neither attorney shall be deemed a signatory to this Agreement.)

                                   APPENDIX A


         A. "Licensed Patents" shall refer to and mean those patents and patent applications listed on Appendix B hereto that are in countries in the Licensed Territory and any subsequent patent application owned by WARF in a country in the Licensed Territory but only to the extent it claims an invention claimed in a patent application listed on Appendix B in such country.

         B. "Verification Patents" shall refer to and mean U.S. Patent No. 5,394,452 and any foreign Licensed Patent, but only to the extent such foreign Licensed Patent claims an invention equivalent to the invention claimed in U.S. Patent No. 5,394,452.

         C. "Nomos Patents" shall refer to and mean U.S. Patent Application Serial No. 08/284,279, currently entitled "Method and Apparatus for Conformal Radiation Therapy," any foreign equivalents thereof, and any subsequent patent application owned by Nomos but only to the extent: (i) it claims an invention claimed in such U.S. or foreign patent applications; (ii) it is not limited to a non-slice-by-slice radiation therapy apparatus; and (iii) it is not limited to a non-fan beam radiation therapy apparatus.

         D. "Product" shall mean any radiation therapy apparatus that employs or is in any way produced by the practice of an invention claimed in the Licensed Patents (whether issued or pending) or that would otherwise constitute infringement of any claims of the Licensed Patents (whether issued or pending). The parties agree that "Product" shall include any treatment planning system software as long as claim 7 of U.S. Patent Application No. 08/191,243 remains pending (in the original application or any derivative thereof) or has been issued. If claim 7 is abandoned and the treatment planning system software does not at any time employ and is not in any way produced by the practice of any other claim of any Licensed Patent (whether issued or pending) and would not otherwise constitute infringement of any Licensed Patent (whether issued or pending), then such software shall not thereafter constitute a Product hereunder.

         E. "Verification Product" shall mean any Product that employs or is in any way produced by the practice of an invention claimed in the Verification Patents (whether issued or pending), except claim #6 of the U.S. Verification Patent and the equivalent claim(s) in any foreign application, or any Product that would otherwise constitute infringement of any claims of the Verification Patents (whether issued or pending), except claim #6 of the U.S. Verification Patent and the equivalent claim(s) in any foreign application.

         F. "Unit" shall mean any single radiation therapy apparatus or item of software, regardless of whether such apparatus or item of software is packaged with other radiation therapy apparatuses, software or any other products.

         G. "Medical Imaging Field" shall be limited to the field of medical imaging devices.

         H. "Add-On Device Field" shall be limited to the field of the manufacture of Products solely as an Add-On Accessory to a Constrained Rotation Linear Accelerator made by a third party who is neither the Add-On

Accessory manufacturer nor an Affiliate of the Add-On Accessory manufacturer, where the combined device is intended for use only in the Medical Imaging Field.

         I. "Add-On Accessory" shall mean any add-on accessory or software (including without limitation the treatment planning system software) designed to operate in conjunction with a Constrained Rotation Linear Accelerator, except that the term "Add-On Accessory" shall not include either the linear accelerator itself or any Beam Directing Device.

         J. "Beam Directing Device" shall mean any gantry or other device or method for directing or redirecting the beam from a linear accelerator or otherwise changing the angle of such a beam.

         K. "Constrained Rotation Linear Accelerator" shall mean any linear accelerator in combination with a Beam Directing Device in which the output beam cannot be rotated more than 360 degrees in a single direction of arc.

         L. "Affiliate of the Add-On Accessory Manufacturer" shall mean:

            (i) any person or entity directly or indirectly owning or controlling at least twenty percent (20%) of the equity interest normally entitled to vote for election of the management of the Add-On Accessory Manufacturer; and

            (ii) any entity in which either the Add-on Accessory Manufacturer or a person or entity described in subparagraph W directly or indirectly owns or controls at least fifty percent (50%) of the equity interest normally entitled to vote for election of the management of such entity.

         M. "Licensed Territory" shall be worldwide.

                                   APPENDIX B

                    LICENSED PATENTS AND PATENT APPLICATIONS


REFERENCE NUMBER           COUNTRY                PATENT NUMBER          ISSUE DATE              SERIAL NUMBER
-----------------------------------------------------------------------------------------------------------------
METHOD AND APPARATUS FOR RADIATION THERAPY (SWERDLOFF, MACKIE, HOLMES)

P91009US                  U.S.                            5,317,616      5/31/94
P91009AU                  Australia                                                                   35323/93
P91009CA                  Canada                                                                       2091275
P91009EP                  EPO                                                                       93301672.7
P91009IL                  Israel                                                                        104896
P91009JP                  Japan                                                                        5-58983
P91009KR                  South Korea                                                                4146/1993
P91009MX                  Mexico                                                                        931495
P91009NZ                  New Zealand                                                                   247042


MULTI-LEAF RADIATION ATTENUATOR FOR RADIATION THERAPY (SWERDLOFF, MACKIE,
HOLMES)

P92142US                  U.S.                            5,351,280      9/27/94
P92142WO                  PCT                                                                       US94/06487


RADIATION THERAPY SYSTEM WITH CONSTRAINED ROTATIONAL FREEDOM (SWERDLOFF, MACKIE,
HOLMES)

P92135US                  U.S.                                                                      08/071,742
P92135US                  PCT                                                                       US94/06488


DYNAMIC COLLIMATOR FOR RADIATION THERAPY (SWERDLOFF, MACKIE, HOLMES, RECKWERDT)

P92138US                  U.S.                                                                      08/071,741


METHOD AND APPARATUS FOR RADIATION THERAPY (SWERDLOFF, MACKIE, HOLMES)

P94001                    U.S.                                                                      08/191,243


REFERENCE NUMBER           COUNTRY                PATENT NUMBER          ISSUE DATE              SERIAL NUMBER
-----------------------------------------------------------------------------------------------------------------
RADIATION THERAPY SYSTEM WITH CONSTRAINED ROTATIONAL FREEDOM (SWERDLOFF, MACKIE,
HOLMES)


P95061                    U.S.                                                                   [To be filed]


VERIFICATION SYSTEM FOR RADIATION THERAPY (SWERDLOFF, MACKIE,
HOLMES)

P92140                    U.S.                            5,394,452                              2/28/95


DYNAMIC BEAM FLATTENING APPARATUS FOR RADIATION THERAPY
(SWERDLOFF, MACKIE, HOLMES)

P92137US                  U.S.                                                                   08/074,192
P92137US                  PCT                                                                    US94/06489